Calculation of Filing Fee Tables
S-3
ServisFirst Bancshares, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.001 par value per share	457(r)				0.0001476
Fees to be Paid	2	Equity	Preferred Stock $0.001 par value per share	457(r)				0.0001476
Fees to be Paid	3	Equity	Depository Shares	457(r)				0.0001476
Fees to be Paid	4	Debt	Debt Securities	457(r)				0.0001476
Fees to be Paid	5	Other	Warrants	457(r)				0.0001476
Fees to be Paid	6	Other	Units	457(r)				0.0001476
Fees to be Paid	7	Other	Purchase Contracts	457(r)				0.0001476
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) An indeterminate aggregate initial offering or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. (2) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. (3) In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee subject to the conditions set forth in such rules.

[2]	(1) An indeterminate aggregate initial offering or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. (2) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. (3) In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee subject to the conditions set forth in such rules.

[3]	(1) An indeterminate aggregate initial offering or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. (2) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. (3) In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee subject to the conditions set forth in such rules. (4) Such indeterminate number of Depositary Shares to be evidenced by depositary receipts issued pursuant to a deposit agreement.

[4]	(1) An indeterminate aggregate initial offering or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. (2) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. (3) In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee subject to the conditions set forth in such rules.

[5]	(1) An indeterminate aggregate initial offering or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. (2) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. (3) In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee subject to the conditions set forth in such rules. (4) The warrants covered by this registration statement may be warrants to purchase Common Stock, Preferred Stock or Units of the Registrant.

[6]	(1) An indeterminate aggregate initial offering or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. (2) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. (3) In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee subject to the conditions set forth in such rules. (4) Any securities registered hereunder may be sold as units with other securities registered hereunder, each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

[7]	(1) An indeterminate aggregate initial offering or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. (2) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. (3) In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee subject to the conditions set forth in such rules.